Exhibit 99.1

ArrowMark Financial Corp. Reports First Quarter 2022 Results

DENVER, May 12, 2022– ArrowMark Financial Corp. (Nasdaq: BANX) (“ArrowMark Financial” or the “Company”), an investment company registered with the Securities and Exchange Commission (“SEC”), today announced results for the first fiscal quarter ended March 31, 2022.

First Quarter 2022 Investment Highlights:

●	Invested approximately $6.0 million in one investment

●	Realized proceeds of approximately $13.2 million from full calls in four investments

●	Realized proceeds from partial paydowns of $4.0 million from five investments

A complete listing of investments as of the end of the quarter can be found on the Company’s website at ir.arrowmarkfinancialcorp.com, under SEC filings.

Subsequent to the end of the quarter, the Company invested approximately $23.8 million in four investments and received proceeds of $6.4 million from partial paydowns from four investments.

The estimated annualized yield generated by the invested portfolio as of March 31, 2022 (excluding cash and cash equivalents) was approximately 9.53%, up 5 basis points from 9.48% in the prior quarter.

First Quarter 2022 Financial Results

Net investment income was $3.0 million or $0.42 per share, comprised of $4.7 million in gross income and $1.7 million of expenses. The Company also reported a net realized and unrealized loss on investments of ($0.29) per share. Net Assets at quarter end were $152.2 million. The Company’s Net Asset Value was $21.44 per share, down ($0.26) from the prior quarter.

In the first quarter, the Company paid a regular cash distribution of $0.39 per share, which was an increase of $0.01 as declared by the board of directors at their March board meeting. The distribution was paid on March 28, 2022, to shareholders of record at the close of business on March 21, 2022.

The Company had $57.0 million outstanding on its $62.0 million credit facility at the quarter end, which represents approximately 27% of total assets. According to regulated investment company rules, the Company may borrow only up to 33.3% of its total assets.

Portfolio and Investment Summary

During the quarter, the Company invested a total of $6.0 million in one bank-related regulatory relief capital investments. The Company received total proceeds from of approximately $17.2 million, including full calls of $13.2 million from four investments, and $4.0 million from partial paydowns from five investments.

Subsequent to the end of the quarter, the Company invested approximately $23.8 million in four regulatory capital relief investments and received proceeds from of $6.4 million from partial paydowns from four investments.

Quarterly Conference Call

ArrowMark Financial will host a webcast and conference call on May 12, 2022, at 5:00 pm Eastern time. The call will include a presentation hosted by Chairman & CEO, Sanjai Bhonsle and Patrick J. Farrell, Chief Financial Officer. There will be no open Q&A session. All questions can be immediately addressed by calling ArrowMark Financial’s Investor Relations at 212-468-5441 or emailing jmuraco@arrowmarkpartners.com to schedule a meeting with the management.

The conference call can be accessed by dialing 1-844-826-3035 for domestic callers or 1-412-317-5195 for international callers. Participants may also access the call via live webcast by visiting ArrowMark Financial’s investor relations website at ir.arrowmarkfinancialcorp.com. To listen to a live broadcast, go to the website at least 15 minutes prior to the scheduled start time to register, download and install any necessary audio software.  A replay will be available shortly after the call and be available through midnight (Eastern Time) on May 26, 2022. The replay can be accessed by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers. The passcode for the replay is 10166432. The archive of the webcast will be available on the Company’s website for a limited time.

About ArrowMark Financial Corp.

ArrowMark Financial is an SEC registered non-diversified, closed-end management investment company listed on the NASDAQ Global Select Market under the symbol “BANX.” Its investment objective is to provide stockholders with current income. ArrowMark Financial is managed by ArrowMark Asset Management, LLC.

Disclaimer and Risk Factors:

There is no assurance that ArrowMark Financial will achieve its investment objective. ArrowMark Financial is subject to numerous risks, including investment and market risks, management risk, income and interest rate risks, banking industry risks, preferred stock risk, convertible securities risk, debt securities risk, liquidity risk, valuation risk, leverage risk, non-diversification risk, credit and counterparty risks, market at a discount from net asset value risk and market disruption risk. Shares of closed-end investment companies may trade above (a premium) or below (a discount) their net asset value. Shares of ArrowMark Financial may not be appropriate for all investors. Investors should review and consider carefully ArrowMark Financial’s investment objective, risks, charges and expenses. Past performance does not guarantee future results.

The Annual Report, Semi-Annual Report and other regulatory filings of the Company with the SEC are accessible on the SEC’s website at www.sec.gov and on the Company’s website at ir.arrowmarkfinancialcorp.com.

CONTACT: Investor Contact:

Julie Muraco

212-468-5441

ARROWMARK FINANCIAL CORP.

Statement of Assets and Liabilities (unaudited)

	March 31, 2022	December 31, 2021
Assets
Investments in securities, at fair value cost: $203,836,019 and $215,028,234 respectively)	$200,051,448	$215,432,075
Interest and dividends receivable	2,817,851	2,494,786
Foreign cash (cost: $1,340,388 and $10,792 respectively)	1,345,044	10,887
Cash	6,072,891	72,891
Prepaid assets	712,608	727,349
Total assets	210,999,842	218,737,988

Liabilities
Loan payable	57,000,000	60,000,000
Dividends payable	-	3,396,206
Investment advisory fee payable	907,401	962,124
Loan interest payable	12,709	6,473
Unrealized depreciation on forward currency exchange contracts	713,215	599,099
Accrued expenses payable	121,367	271,188
Total liabilities	58,754,692	65,235,090
Net Assets	$152,245,150	$153,502,898

Net Assets consist of:
Common stock at par ($0.001 per share)	$7,099	$7,075
Paid-in-Capital	156,666,283	156,147,278
Total distributable earnings / (loss)	(4,428,232)	(2,651,455)
Net Assets	$152,245,150	$153,502,898

Net Asset Value Per Share:
Common Stock Shares Outstanding	7,099,387	7,075,430
Net asset value per common share	$21.44	$21.70
Market price per share	$21.51	$21.97
Market price premium to net asset value per share	0.33%	1.24%

ARROWMARK FINANCIAL CORP.

Statement of Operations (unaudited)

	For The Three Months Ended March 31, 2022	For The Three Months Ended December 31, 2021
Investment Income
Interest	$4,385,002	$4,060,490
Dividends	220,435	406,663
Origination fee income	31,977	32,278
Other income (service fees and due diligence fees)	38,768	47,929
Total Investment Income	4,676,182	4,547,360

Expenses
Investment advisory fees	907,401	962,124
Interest expense	341,361	389,628
Directors’ fees	102,444	124,249
Transfer agent, custodian fees and administrator fees	71,569	22,159
Bank administration fees	39,578	40,457
Professional fees	77,590	59,313
Investor relations fees	30,526	38,205
Insurance expense	17,753	18,148
Valuation fees	14,823	15,151
Miscellaneous fees (proxy, rating agency, etc.)	88,423	7,054
Total expenses	1,691,468	1,676,488
Net Investment Income	2,984,714	2,870,872

Realized and Unrealized Gain / (Loss) on Investments and Foreign Currency Transactions
Net realized gain / (loss) on investments	224,979	(142,123)
Net realized gain from forward foreign currency contracts	2,201,190	2,466,372
Net realized gain / (loss) from foreign currency translations	(107,593)	(74,735)
Net change in net unrealized appreciation / (depreciation) on investments	(4,188,412)	(1,119,535)
Net change in unrealized appreciation / (depreciation) on forward currency contracts	(114,116)	(1,793,683)
Net change in unrealized appreciation / (depreciation) on foreign currency translations	(9,292)	19,538
Net realized and unrealized gain/(loss) on investments, forward foreign currency contracts and foreign currency translations	(1,993,244)	(644,166)

Net Increase in Net Assets Resulting From Operations	$991,470	$2,226,706

ARROWMARK FINANCIAL CORP.

Financial Highlights (unaudited)

For The Three Months Ended March 31, 2022
Per Share Operating Performance
Net Asset Value, beginning of period	$21.70
Net investment income(1)	0.42
Net realized and unrealized gain (loss) on investments	(0.29)
Total from investment operations	0.13

Less distributions to shareholders
From net investment income	(0.39)
Total distributions	(0.39)

Net asset value, end of period	$21.44
Per share market value, end of period	$21.51

Total Investment Return (2)
Based on market value	-0.27%
Based on net asset value	0.64%

Ratios and Supplemental Data
Net assets, end of period (in millions)	$152.2

Ratios (as a percentage to average net assets):
Expenses before waivers(3)(4)*	4.48%
Expenses after waivers(5)*	4.48%
Net investment income(6)*	7.91%
Portfolio turnover rate **	3%

Revolving Credit Agreement
Total revolving credit agreement outstanding (000’s)	$57,000
Asset coverage per $1,000 for revolving credit agreement(7)	3,671

(1)	Based on the average shares outstanding during quarter.
(2)	Reflects reinvestment of distributions at the price obtained under the Dividend Reinvestment Plan. Total return does not include sales load and offering expenses and are not annualized.
(3)	Excluding interest expense, the ratio would have been 3.58%.
(4)	Ratio of expenses before waivers to average managed assets equals 3.24%.
(5)	Ratio of expenses after waivers to average managed assets equals 3.24%.
(6)	Ratio of net investment income to average managed assets equals 5.71%.
(7)	Calculated by subtracting the Company’s total liabilities (excluding the loan) from the Company’s total assets and dividing the amount by the loan outstanding in 000’s.
*	Annualized
**	Not-annualized